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                                                                     EXHIBIT 2.3


        THIS NOTE AND THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT OR AN OPINION OF COUNSEL OR OTHER EVIDENCE REASONABLY SATISFACTORY TO THE CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED.


                       FIRST VIRTUAL HOLDINGS INCORPORATED
                           CONVERTIBLE PROMISSORY NOTE

NOTE NO. 1998A-___


$___________                                                    __________, 1998
                                                           San Diego, California


        FOR VALUE RECEIVED, First Virtual Holdings Incorporated, a Delaware corporation (the "COMPANY"), promises to pay to SOFTBANK Holdings, Inc. ("SOFTBANK HOLDINGS" or the "HOLDER"), or its registered assigns, the principal sum of $__________, or such lesser amount as shall then equal the outstanding principal amount hereof, together with interest from the date of this Note on the unpaid principal balance at a rate equal to eight percent (8.0%) per annum, computed on the basis of the actual number of days elapsed and a year of 360 days consisting of twelve 30-day months. Unless this Note is earlier converted in accordance with Section 3 hereof, all unpaid principal, together with any then unpaid and accrued interest and other amounts payable hereunder, shall be due and payable on the earlier of (i) July 31, 1998 (the "MATURITY DATE"), or
(ii) the acceleration of the maturity thereof in accordance with Section 7 of the Loan Agreement dated April 30, 1998 (the "LOAN AGREEMENT") between the Company and SOFTBANK Holdings.

        This Note shall be governd by, and be subject to, the terms of the Loan Agreement, all of which provisions are hereby incorporated herein by reference.

        The following is a statement of the rights of the Holder and the conditions to which this Note is subject, and to which the Holder hereof, by the acceptance of this Note, agrees:

        1. DEFINITIONS. As used in this Note, the following capitalized terms have the following meanings:

               (a) "HOLDER" shall mean the Person specified in the introductory paragraph of this Note or any Person who shall at the time be the registered holder of this Note.

               (b) "MAJORITY IN INTEREST" shall, as of any time, mean more than 50% of the aggregate outstanding principal amount of the Notes issued under the Loan Agreement outstanding at such time.

               (c) The "COMPANY" includes the corporation initially executing this Note and any Person that shall succeed to or assume the obligations of the Company under this Note.



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               (d) "PERSON" shall mean and include an individual, a partnership, a corporation (including a business trust), a joint stock company, a limited liability company, an unincorporated association, a joint venture or any other entity or a governmental authority.

        2. INTEREST. Accrued interest on this Note shall be payable at such time as the outstanding principal amount hereof shall be paid in full.

        3.     AUTOMATIC CONVERSION.

               (a) Common Stock Financing. Upon the closing (the "CLOSING") of the sale of Common Stock by the Company to SOFTBANK Holdings, Inc. and SOFTBANK Technology Partners IV L.P. pursuant to the Purchase Agreement between the Company and such purchasers of even date herewith (the "COMMON STOCK FINANCING"), all principal and accrued interest due on this Note shall automatically convert into a number of shares of Common Stock (the "CONVERSION NUMBER") determined by dividing all of the unpaid principal and interest due on this Note as of the Closing by $0.60 (subject to appropriate adjustment in the event of stock splits, stock dividends, recapitalizations and similar events). The cancellation of this Note in connection with such conversion shall be deemed to be payment in full of the purchase price of a number of shares equal to the Conversion Number purchased by SOFTBANK Holdings pursuant to the Purchase Agreement.

               (b) Issuance of Securities on Conversion. As soon as practicable after conversion of this Note, the Company will cause to be issued in the name of and delivered to the Holder, a certificate or certificates representing the number of shares of the Common Stock to which the Holder shall be entitled on such conversion. No fractional shares will be issued on conversion of this Note and in lieu thereof the Holder shall be entitled to payment in cash of the amount of the Note not converted into shares.

               (c) Termination of Rights. All rights with respect to this Note shall terminate upon the issuance of shares of Common Stock upon conversion of this Note, whether or not this Note has been surrendered. Notwithstanding the foregoing, the Holder agrees to surrender this Note to the Company for cancellation as soon as is possible following conversion of this Note, and no certificate shall be issued until the Note is surrendered for cancellation.

        4. SUCCESSORS AND ASSIGNS. Subject to the restrictions on transfer described in Section 6 below, the rights and obligations of the Company and the Holder shall be binding upon and benefit the successors, assigns, heirs, administrators and transferees of the parties.

        5. WAIVER AND AMENDMENT. Any provision of this Note may be amended, waived or modified upon the written consent of the Company and holders of a Majority in Interest.

        6. ASSIGNMENT. Neither this Note nor any of the rights, interests or obligations hereunder may be assigned, by operation of law or otherwise, in whole or in part, by the Company or the Holder without the prior written consent of the other party except (i) in the case of the Company, in connection with an assignment in whole to a successor corporation to the Company, provided that such successor corporation acquires, by purchase of assets, merger or otherwise, all or substantially all of the Company's property and assets, and (ii) in the case of Holder, in connection with any transfer to a subsidiary or parent company of the Holder or partnership of which the Holder is a general partner, provided in any such case that the transferee



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provides such investment representations as the Company may reasonably request to ensure securities law compliance.

        7. ADDRESSES FOR NOTICES, ETC. Any notices and other communications required or permitted under this Agreement shall be effective if in writing and delivered personally or sent by telecopier, Federal Express or registered or certified mail, postage prepaid, addressed as follows:

If to the Holder, to:        SOFTBANK Holdings Inc.
                             10 Langley Road, Suite 403
                             Newton Center, Massachusetts  02169
                             Telecopier:  (617) 928-9301
                             Attention:  Ronald Fisher
                                         Vice Chairman

        with a copy to:      Sullivan & Cromwell
                             125 Broad Street
                             New York, New York  10004
                             Telephone:  (212) 558-3504
                             Telecopier:  (212) 558-3588
                             Attention: Stephen A. Grant, Esq.

If to the Company, to:       First Virtual Holdings Incorporated
                             11975 El Camino Real
                             Suite 300
                             San Diego, California  92130
                             Telephone: (619) 793-2700
                             Telecopier: (619) 793-2950
                             Attention: Lee H. Stein
                                         Chairman of the Board
                                         and Chief Executive Officer

        with a copy to:      Wilson Sonsini Goodrich & Rosati
                             650 Page Mill Road
                             Palo Alto, California  94304-1050
                             Telephone:  (650) 493-9300
                             Telecopier:  (650) 493-6811
                             Attention:  Jeffrey D. Saper, Esq.
                                         John T. Sheridan, Esq.

        Unless otherwise specified herein, such notices or other communications shall be deemed effective (a) on the date delivered, if delivered personally,
(b) two business days after being sent, if sent by Federal Express or other commercial overnight delivery service, (c) one business day after being sent, if sent by telecopier with confirmation of good transmission and receipt, and (d) three business days after

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being sent, if sent by registered or certified mail. Each of the parties hereto shall be entitled to specify another address by giving notice as aforesaid to each of the other parties hereto.

        8. PAYMENT. Payment shall be made in lawful tender of the United States. This Note may be prepaid at any time without penalty, on 15 days prior written notice to the Holder.

        9. USURY. In the event any interest is paid on this Note which is deemed to be in excess of the then legal maximum rate, then that portion of the interest payment representing an amount in excess of the then legal maximum rate shall be deemed a payment of principal and applied against the principal of this Note.

        10. SEVERABILITY. The holding of any provision of this Note to be invalid or unenforceable by a court of competent jurisdiction shall not affect any other provisions and the other provisions of this Note shall remain in full force and effect.

        11. GOVERNING LAW. This Note shall be governed by and construed and enforced in accordance with the laws of the State of New York.



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        IN WITNESS WHEREOF, the Company has caused this Note to be issued as of the date first written above.


                                            FIRST VIRTUAL HOLDINGS INCORPORATED,
                                            a Delaware corporation


                                            By:    /s/ Lee H. Stein
                                                --------------------------------

                                            Title: Chairman and CEO
                                                --------------------------------


Accepted by Holder:

SOFTBANK HOLDINGS INC.


By:     /s/ RONALD FISHER
   --------------------------------

Title:  Vice Chairman
     ------------------------------

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